UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 24, 2006

New Frontier Media, Inc.

(Exact name of registrant as specified in its charter)

Colorado

(State or Other Jurisdiction of Incorporation)

000-23697	84-1084061
(Commission File Number)	(IRS Employer Identification Number)

7007 Winchester Circle, Suite 200, Boulder, Colorado 80301

(Address of Principal Executive Offices)

(303) 444-0900

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 20, 2006, the Registrant entered into an employment agreement with Mr. Ira Bahr as Vice President of Marketing and Corporate Strategy (the “Bahr Employment Agreement”).

The Bahr Employment Agreement provides for an initial annual base salary of $300,000 and an annual performance-based bonus of up to 100% of that base salary at the discretion of the Compensation Committee of the Registrant’s Board of Directors. The Bahr Employment Agreement also provides for annual reviews of his salary to determine whether an adjustment to his annual salary is appropriate. The Registrant also granted Mr. Bahr, under the Registrant’s 2001 Stock Option Plan, options to purchase 125,000 shares of the Registrant’s common stock. The Bahr Employment Agreement expires on July 31, 2008.

The Bahr Employment Agreement also contains non-disclosure provisions and prohibits Mr. Bahr from competing with the Registrant during the term of his employment.

Item 9.01 Financial Statements and Exhibits

99.1 Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW FRONTIER MEDIA, INC.
Dated: January 24, 2006	By:/s/ Michael Weiner
Michael Weiner Chief Executive Officer